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                                                                   Exhibit 10.12


                                DST SYSTEMS, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                   ARTICLE I.
                                     GENERAL

1.1      PURPOSE.

         The purpose of this Supplemental Executive Retirement Plan ("SERP") is to supplement the DST Systems, Inc. 401(k) Profit Sharing Plan and its predecessor plans (collectively called the "401(k) Plan"), and The Employee Stock Ownership Plan and Trust Agreement of DST Systems, Inc. (the "ESOP"). The 401(k) Plan and the ESOP are collectively referred to herein as the "Qualified Plan." The SERP is intended to generally replace lost benefits under the Qualified Plan due to limitations applicable to plans of that nature under the Internal Revenue Code of 1986, as amended (the "Code").

1.2      NATURE OF SERP.

         The SERP is, and shall be administered as, an employee pension plan benefiting a select group of management or highly compensated employees under the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The SERP shall be "unfunded" for tax purposes and for purposes of Title I of ERISA. Any and all payments under the SERP shall be made solely from the general assets of DST Systems, Inc. ("DST"). A Participant's interests under the SERP do not represent or create a claim against specific assets of DST or any Affiliated Company. Nothing herein shall be deemed to create a trust of any kind or create any fiduciary relationship between DST or its Board of Directors, any Affiliated Company, the Committee or its delegates, and a Participant, a Beneficiary or any other person or entity claiming for or through a Participant or Beneficiary. To the extent any person acquires a right to receive payments from DST under this SERP, such right is no greater than the right of any other unsecured general creditor of DST.

                                   ARTICLE II.
                                   DEFINITIONS

         Except as expressly provided herein, capitalized terms used in the SERP shall have the same meanings as set forth in the 401(k) Plan, and the 401(k) Plan's definitions and operative terms are incorporated herein by reference. In the event of a conflict between the meaning of the terms used in the SERP and the meaning of terms used in the 401(k) Plan, the meaning as set forth in the SERP shall prevail.

2.1 "ACCOUNT" means the bookkeeping account established by the Committee or its delegate to reflect allocations made on behalf of a Participant and credited earnings, gains or losses thereon.

2.2 "BENEFICIARY" means the primary and contingent beneficiaries designated by a Participant by written instrument delivered to the Committee or its designee to receive any benefits payable hereunder following the Participant's death. A Participant may designate the

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proportions in which such beneficiaries are to receive such payments and may change such designation from time to time. The last written designation filed with the Committee or its designee prior to the Participant's death shall control. In the event no beneficiary is designated, or if the designated beneficiary predeceases the Participant, "Beneficiary" shall mean first the Participant's surviving spouse, then the Participant's known natural or adopted surviving children in equal amounts or, if there are no such surviving spouse or children, the Participant's estate.

2.3 "COMMITTEE" means the Compensation Committee of the DST Board of
Directors.

2.4 "COMPENSATION" means the Participant's base salary actually paid during a specified Plan Year, plus the value of accrued cash bonuses for such year. Solely for the 1999 Plan Year, "Compensation" shall also include the dollar value of restricted stock granted to such Participant for 1999 under the DST Systems, Inc.

Officers Incentive Plan.

2.5 "EFFECTIVE DATE" means January 1, 1999, the first day of the first Plan Year for which this SERP is effective.

2.6 "KEY EMPLOYEE" means an employee of DST or an Affiliated Company who is in a select group of management or highly compensated employees.

2.7 "PARTICIPANT" means any individual who is designated as a participant by the Committee pursuant to Section 3.2 and whose benefits under the SERP have not been fully distributed.

2.8 "RETIREMENT" means a Termination of Employment by a Participant after attaining Normal Retirement Age, or such other Termination of Employment as determined by the Committee or its delegate from time to time .

2.9 "VALUATION DATE" means each March 31, June 30, September 30 and December 31 or such other dates as determined by the Committee in its sole discretion.

                                  ARTICLE III.
                                 PARTICIPATION

3.1      ELIGIBILITY.

         The following Key Employees shall be eligible to participate in the
SERP:

         (a) For the 1999 Plan Year, Key Employees of DST and any Affiliated Company (other than USCS International, Inc. and its subsidiaries); and

         (b) For subsequent Plan Years, Key Employees of DST and its Affiliated Companies, including Key Employees of USCS International, Inc. and its subsidiaries, other than any Key Employee who is a participant in a nonqualified deferred compensation plan sponsored by such Affiliated Company.


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         PARTICIPATION.

         An eligible individual under Section 3.1 shall become a Participant in the SERP for a Plan Year for which such individual is designated by the Committee or its delegate to receive an allocation credit for such Plan Year. Once an eligible individual is designated by the Committee to receive any allocation credit for such Plan Year, such individual shall continue to receive an allocation credit for following Plan Years unless he or she ceases to be a Key Employee or the Committee otherwise provides. Once amounts are credited to an individual's Account under Article IV, such individual shall remain a Participant until his or her Account is distributed in full in accordance with
Article V. Notwithstanding anything in this Section 3.2 to the contrary, in order for the Participant's Account to be credited with an allocation for a Plan Year, the Participant must satisfy the requirements of Section 4.3 for such Plan Year.

                                  ARTICLE IV.
                            SERP ACCOUNTS AND CREDITS

4.1      ESTABLISHMENT OF SERP ACCOUNTS.

         The Committee or its delegate shall establish an Account on behalf of each Participant. The amounts specified in Sections 4.4 and 4.5 shall be credited to the Participant's Account.

4.2      NATURE OF SERP ACCOUNTS.

         A Participant's Account shall be used solely as a measuring device to determine the amount (if any) to be paid a Participant under this SERP. No amounts shall actually be set aside with respect to any Account. All amounts at any time attributable to an Account shall be, and remain, the sole property of DST. A Participant's rights hereunder are limited to the right to receive SERP benefits as provided herein. An Account represents an unsecured promise by DST to pay the benefits provided by the SERP.

4.3      ALLOCATION REQUIREMENTS.

         To receive an allocation pursuant to Section 4.4 for a Plan Year, a Participant must satisfy each of the following requirements:

         (a) The Participant must have Compensation of at least the threshold amount. The threshold amount for 1999 is $170,000. For all subsequent Plan Years, the threshold amount is equal to the annual compensation limit in effect for the Plan Year under Code Section 401(a)(17). Notwithstanding Section 2.4 to the contrary, in determining if the threshold amount is satisfied, the dollar value of the equity portion of awards granted to a Participant for any Plan Year under the DST Systems, Inc. Officers Incentive Plan shall always be disregarded in determining Compensation for purposes of this Section 4.3(a);

         (b) The Participant must be employed by DST or an Affiliated Company on the last day of such Plan Year;

         (c) The Participant must be credited with a Year of Service during such Plan Year; and


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         (d)  The Participant must be designated by the Committee, as provided in Section 3.2, as eligible to participate in any allocation credit for such year.

4.4      ALLOCATION CREDITS.

         With respect to each Participant who has satisfied the requirements of
Section 4.3 for a Plan Year, the Committee or its delegate shall credit for such Plan Year to such Participant's Account, as of the last day of such Plan Year, the sum of the following amounts:

         (a) a percentage of Compensation, as defined for this purpose under the Qualified Plan, determined in the sole discretion of the Committee to generally approximate the percentage of employer contributions and forfeitures allocated under the Qualified Plan for the Plan Year, multiplied by the Participant's Compensation hereunder for the Plan Year in excess of the limit specified in
              Section 4.3(a); and

         (b) an additional percentage, if any, determined in the sole discretion of the Committee, multiplied by the Participant's Compensation for such Plan Year.

Notwithstanding anything to the contrary, the allocation credit under this
Section 4.4 shall be at the discretion of the Committee. For a Plan Year, the Committee may determine a zero percentage (0%) allocation credit under (a) and/or (b) above. The formula of (a) above shall not be construed as an obligation to exactly match the applicable percentage under the Qualified Plan.

4.5      INCOME, GAIN OR LOSS ADJUSTMENT ON SERP ACCOUNTS.

         As of each Valuation Date, the Committee or its delegate shall also adjust each Account to reflect the income, gain or loss that would have been earned on the Account had such amounts been invested since the preceding Valuation Date in one or more investment vehicles as selected by the Committee or its delegate prior to the applicable valuation period. The investment vehicle(s) may be indexed or other mutual funds, but in no event shall the investment vehicle be common stock of DST.

                                   ARTICLE V.
                                  SERP BENEFITS

5.1      NO IN-SERVICE DISTRIBUTIONS.

         Benefits hereunder shall not be payable to a Participant prior to the Participant's Termination of Employment.

5.2      BENEFITS UPON TERMINATION OF EMPLOYMENT (OTHER THAN RETIREMENT).

         Upon a Participant's Termination of Employment (for any reason other than Retirement), the vested portion of the Participant's SERP benefits shall be distributed to the Participant in a lump sum cash payment as soon as administratively practicable after the Valuation Date coinciding with or immediately following such Termination of Employment. The amount to be


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distributed to a Participant pursuant to this Section 5.2 shall be the value of the vested portion of the Participant's Account as of the Valuation Date coinciding with or immediately following the Participant's Termination of Employment.

5.3      BENEFITS UPON RETIREMENT.

         Upon a Participant's Retirement, the Participant's SERP benefits shall be distributed to the Participant in a lump sum cash payment or in substantially equal annual cash installments over a fixed period not to exceed such period established by the Committee or its delegate, as elected by the Participant in accordance with Section 5.5.

         (a) If lump sum distribution is elected by the Participant or if no installment election is given effect under Section 5.5, the amount to be distributed shall be the value of the Participant's Account as of the Valuation Date immediately following the Participant's Retirement and such distribution shall be made as soon as administratively practicable after the Valuation Date coinciding with or immediately following such Retirement.

         (b) If installments are elected by the Participant, the first annual installment shall be made as soon as administratively practicable following December 31 of the Plan Year in which the Participant's Retirement occurs, and as soon as administratively practicable following each succeeding December 31 until the Participant's Account is distributed in full. The amount of the first installment payment shall equal the value of the Participant's Account as of the December 31 of the Plan Year in which the Participant's Retirement occurs, divided by the total number of annual installment payments to be made. The amount of each succeeding installment payment shall equal the value of the vested portion of the Participant's Account as of the December 31 immediately preceding such payment, divided by the total number of annual installment payments remaining to be made (including the installment being calculated).

5.4      BENEFITS UPON DEATH.

         If the Participant dies prior to full payment of his or her SERP benefits under Section 5.2 or 5.3 above, the Participant's SERP benefits shall be paid to the Participant's Beneficiary in a lump sum cash payment as soon as administratively practicable after the Valuation Date coinciding with or immediately following the Participant's death.

5.5      FORM ELECTION.

         If a Participant's Termination of Employment is due to Retirement, distribution may be made under Section 5.3 in substantially equal cash installments over a fixed period not to exceed ten (10) years. A Participant may file a distribution election with the Committee on forms prescribed by the Committee. A distribution election, once given effect under this Section 5.5, will apply to the Participant's total benefits. To be given effect under this
Section 5.5, any distribution election for benefits payable under Section 5.3 must have been filed with the Committee at least twelve (12) months before the Participant's Retirement. If a Participant's distribution election has not been on file with the Committee for the full twelve (12)-month period, it will not be recognized or given effect by the Committee. In that event, distribution


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shall be made in accordance with the Participant's most recent distribution election which was filed with the Committee at least twelve (12) months before the Participant's Retirement.

                                  ARTICLE VI.
                             VESTING AND FORFEITURE

6.1      VESTING.

         A Participant's right to amounts allocated to his Account pursuant to
Article IV shall become nonforfeitable based on such Participant's credited Years of Service from the Effective Date of the Plan in accordance with the following schedule:


           YEARS OF SERVICE          PERCENTAGE VESTED
             Less than 5                    0%
              5 or more                   100%



Notwithstanding the above, a Participant shall become fully vested in his or her Account upon his or her Retirement, death, Disability, or upon a "Change of Control" of DST, as the phrase "Change of Control" is defined under the DST Systems, Inc. 1995 Stock Option and Performance Award Plan, as may be amended or restated from time to time.

6.2      APPLICATION OF FORFEITURES.

         Any amounts forfeited under this Article VI shall remain the sole property of DST and shall not be credited to the Accounts of other Participants as a forfeiture reallocation.

                                  ARTICLE VII.
                                 ADMINISTRATION

7.1      ADMINISTRATION.

         The Committee is responsible for the administration of the SERP. In such capacity, the Committee is granted the following rights and duties:

         (a) The Committee shall have the exclusive duty, authority and discretion to interpret and construe the provisions of the SERP, to determine eligibility for and the amount of any benefit payable under the SERP, and to decide any dispute which may arise regarding the rights of SERP Participants (or their Beneficiaries) under this SERP;

         (b) The Committee shall have the sole and complete authority to adopt, alter, and repeal such administrative rules, regulations, and practices governing the operation of the SERP as it shall from time to time deem advisable;

         (c) The Committee may appoint a person or persons to assist the Committee in the day-to-day administration of the SERP;


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         (d)  The decision of the Committee in matters pertaining to this SERP shall be final, binding, and conclusive upon DST and any Affiliated Company, and the SERP Participant, such Participant's Beneficiary, and upon any person affected by such decision, subject to the claims procedure set forth in Article VIII; and

         (e) In any matter relating solely to a Committee member's individual rights or benefits under this SERP, such Committee member shall not participate in any Committee proceeding pertaining to, or vote on, such matter.

                                 ARTICLE VIII.
                          CLAIMS AND APPEALS PROCEDURES

8.1      GENERAL.

         Any claim for benefits under the SERP must be filed by the SERP Participant or Beneficiary ("claimant") in writing with the Committee or its delegate. If a claim for a SERP benefit is wholly or partially denied, notice of the decision will be furnished to the claimant by the Committee or its delegate within a reasonable period of time, not to exceed sixty (60) days, after receipt of the claim by the Committee or its delegate. Any claimant who is denied a claim for benefits will be furnished written notice setting forth:

         (a)  the specific reason or reasons for the denial;

         (b) specific reference to the pertinent SERP provision upon which the denial is based;

         (c) a description of any additional material or information necessary for the claimant to perfect the claim; and

         (d)  an explanation of the SERP's appeals procedure.

8.2      APPEALS PROCEDURE.

         To appeal a denial of a claim, a claimant or the claimant's duly authorized representative:

         (a) may request a review by written application to the Committee not later than sixty (60) days after receipt by the claimant of the written notification of denial of a claim;

         (b)  may review pertinent documents; and

         (c)  may submit issues and comments in writing.

         A decision on review of a denied claim will be made by the Committee not later than sixty (60) days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision will be rendered within a reasonable period of time, but not later than one hundred twenty (120) days after receipt of a request for review. The decision on review will be in writing and shall include the specific reasons for the denial and the specific references to the pertinent SERP provisions on which the decision is based.


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                                  ARTICLE IX.
                            MISCELLANEOUS PROVISIONS

9.1      AMENDMENT, SUSPENSION OR TERMINATION OF SERP.

         DST, by action of the Committee, reserves the right to amend, suspend or to terminate the SERP in any manner that it deems advisable. Notwithstanding the preceding sentence, the SERP may not be amended, suspended or terminated to cause a Participant to forfeit the Participant's then-existing vested Account.

9.2      NON-ALIENABILITY.

         The rights of a SERP Participant to the payment of benefits as provided in the SERP may not be assigned, transferred, pledged or encumbered or be subject in any manner to alienation or anticipation. No SERP Participant may borrow against the Participant's interest in the SERP. No interest or amounts payable under the SERP may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, whether voluntary or involuntary, including but not limited to, any liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of any Participant.

9.3      NO EMPLOYMENT RIGHTS.

         Nothing contained herein shall be construed as conferring upon a SERP Participant the right to continue in the employ of DST or any Affiliated Company in the Participant's current position or in any other capacity.

9.4      WITHHOLDING AND EMPLOYMENT TAXES.

         DST or an Affiliated Company may withhold from a SERP Participant's current compensation or from SERP distributions, as the case may be, such taxes as are required to be withheld for federal, state or local government purposes.

9.5      INCOME AND EXCISE TAXES.

         Each SERP Participant (or the Participant's Beneficiaries) is solely responsible for the payment of all federal, state, and local income and excise taxes resulting from the Participant's participation in this SERP.

9.6      SUCCESSORS AND ASSIGNS.

         The provisions of this SERP are binding upon and inure to the benefit of DST, its successors and assigns, and each SERP Participant, such Participant's Beneficiaries, heirs, and legal representatives.


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9.7      FORFEITURE OF UNCLAIMED AMOUNTS.

         Unclaimed amounts shall consist of the amounts credited to the Account of a Participant that cannot be distributed because of the Committee's inability, after a reasonable search, to locate a Participant or his Beneficiary, as applicable, within a period of two (2) years after the date on which the payment of benefits became due. Unclaimed amounts shall be forfeited at the end of such two-year period. These forfeitures will reduce the obligations of DST under the SERP. After an unclaimed amount has been forfeited, the Participant or Beneficiary, as applicable, shall have no further right to his Account.

9.8      GOVERNING LAW.

         This SERP shall be subject to and construed in accordance with the laws of the State of Missouri to the extent not preempted by federal law.

         IN WITNESS WHEREOF, this Supplemental Executive Retirement Plan has been executed as of the 29th day of February, 2000, to be effective January 1, 1999.


                                  DST SYSTEMS, INC.
                                  By:  /s/ Kenneth V. Hager
                                     ------------------------------------
                                  Title:  VICE PRESIDENT, CHIEF FINANCIAL
                                           OFFICER AND TREASURER
                                        ----------------------------------


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